EXHIBIT 23.14


                      [WILLIAMS, ROGERS, LEWIS LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 11, 1996 on the consolidated financial statements of C4 Media Cable Southeast, Limited Partnership included in or made part of FrontierVision Operating Partners, L.P.'s Post-Effective Amendment No. 1 to Form S-1 Registration Statement.


/s/  WILLIAMS, ROGERS, LEWIS & CO., P.C.
Williams, Rogers, Lewis & Co., P.C.
Plainview, Texas
March 25, 1997